                                   EXHIBIT 21
                                 SUBSIDIARIES OF
                          WORTHINGTON INDUSTRIES, INC.
                               AN OHIO CORPORATION

         The following is a list of subsidiaries owned, directly or indirectly, by Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of organization.

Worthington Foreign Sales Corporation                                                                 Barbados
Worthington Industries Incorporated                                                                   Ohio
Worthington Industries Medical Center, Inc.                                                           Ohio
Enterprise Protection Insurance Company                                                               Vermont
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)                             Michigan
         Dietrich Industries, Inc.                                                                    Pennsylvania
                  Dietrich Design Group, Inc.                                                         Pennsylvania
                  Unimast Incorporated                                                                Ohio
                           Vinyl Corp.                                                                Florida
                           Clinch-On-Products, Inc.                                                   Delaware
                           Star Metal Products Incorporated                                           Delaware
                  WD Ventures, Inc.                                                                   Delaware
                  Dietrich Building Systems, Inc.                                                     Ohio
         The Gerstenslager Company                                                                    Michigan
                  Gerstenslager Co.                                                                   Ohio
         Worthington-Buckeye, Inc.                                                                    Ohio
                  Buckeye Energy Company, Inc.                                                        Ohio
                  Buckeye International Development, Inc.                                             Ohio
                  WI Products, Inc.                                                                   Ohio
         Worthington Cylinder Corporation                                                             Ohio
                  Worthington Industries of Canada, Inc.                                              Canada
                           Worthington Cylinders of Canada Corp. (d/b/a Steel                         Canada
                           Cylinder Manufacturing)
                  Worthington Cylinders GmbH                                                          Austria
                           Worthington Cylinders-Embalagens Industriais de Gas, S.A.                  Portugal
         Worthington Industries of Mexico, S.A. de C.V.                                               Mexico
         Worthington Taylor, Inc.                                                                     Michigan
         The Worthington Steel Company                                                                Delaware
                  Worthington Steelpac Systems, L.L.C.                                                Delaware
                  Worthington Techs II, Inc.                                                          Delaware
         The Worthington Steel Company                                                                North Carolina
         The Worthington Steel Company                                                                Ohio
                  Worthington Receivables Corporation                                                 Delaware
                  Worthington Steel Company of Kentucky, LLC                                          Kentucky
                  VCS/WOR, Inc.                                                                       Ohio
         Newman Crosby Steel, Incorporated                                                            Ohio
                  Worthington Steel Company of Decatur, L.L.C.                                        Alabama
                  Worthington OEG Company                                                             Michigan
                           Worthington Steel Company of Alabama, Inc. & Co. OEG                       Austria
         The Worthington Steel Company of Decatur, Inc.                                               Michigan
Joint Ventures
         Acerex, S.A. de C.V. (1)                                                                     Mexico
         Aegis Metal Framing, LLC (2)                                                                 Delaware
         Spartan Steel Coating, LLC (3)                                                               Michigan
         TWB Company, L.L.C. (4)                                                                      Michigan

                  TWB of Ohio, Inc.                                                                   Ohio
                  TWB de Mexico, S.A. de C.V.                                                         Mexico
                  TWB of Indiana, Inc.                                                                Indiana
         Viking Worthington Steel Enterprise, LLC.(5)                                                 Ohio
         Worthington Armstrong Venture (WAVE) (6)                                                     Delaware
         Worthington Cylinders a.s. (7)                                                               Czech Republic
         Worthington Specialty Processing, Inc. (WSP) (8)                                             Michigan

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(1)      Unconsolidated joint venture with 50% owned by Worthington Industries
         Mexico, S.A. de C.V. and 50% owned by Hylsa S.A. de C.V.

(2) Unconsolidated joint venture with 60% owned by WD Ventures, Inc. and 40% owned by MiTek, Industries, Inc.

(3) Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% by QS Steel Inc.

(4) Unconsolidated joint venture with 50% owned by Worthington Steel of Michigan, Inc. and 50% owned by ThyssenKrupp Stahl.

(5) Unconsolidated joint venture with 49% owned by The Worthington Steel Company (Ohio) and 51% owned by Bainbridge Steel, LLC.

(6) Unconsolidated joint venture with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc.

(7) Consolidated joint venture with 51% owned by Worthington Cylinders GmbH with a local Czech Republic entrepreneur in Hustopece, Czech Republic.

(8) Unconsolidated general partnership owned 50% by Worthington Steel of Michigan, Inc. and 50% by United States Steel Corporation.

                                       E-9